UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025

RMG ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40013	98-1574120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

57 Ocean, Suite 403 5775 Collins Avenue Miami Beach, Florida	33140
(Address of principal executive offices)	(Zip Code)

(786) 359-4103

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Resignation

On July 9, 2025, Catherine D. Rice, Craig Broderick and W. Thaddeus Miller resigned from the board of directors of RMG Acquisition Corp. III (the “Company”), D. James Carpenter resigned as Executive Vice President of the Company, and that certain Financial Advisor Agreement (the “Consulting Agreement”), by and between the Company and Wesley Sima, effective May 3, 2024, was terminated in accordance with its terms. The decision of these individuals to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure

On July 9, 2025, RMG Acquisition Corp. III. (the “Company”) issued a press release announcing that because the Company will not consummate an initial business combination within the time period required by its Fifth Amended and Restated Memorandum and Articles of Association, the Company intends to redeem all of the outstanding shares of Class A ordinary shares that were included in the units sold in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.00 and thereafter dissolve and liquidate.

As of the close of business on July 9, 2025, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. Record holders will receive their pro rata portion of the proceeds of the trust account, subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors, by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after July 9, 2025.

RMG Sponsor III, LLC (the “Sponsor”) has agreed to waive its redemption rights with respect to (i) its outstanding Class B ordinary shares issued prior to the Company’s initial public offering and (ii) its 3,500,000 outstanding Class A ordinary shares that were converted from Class B ordinary shares into Class A ordinary shares on December 26, 2023. There will be no redemption rights or liquidating distributions with respect to the Company's warrants, which will expire worthless.

Nasdaq filed a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities on June 28, 2024. The Company hereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

The board of directors of the Company has recommended and approved that, in connection with the redemption and delisting of the Company’s Public Shares and distribution of its trust account, the Company appoint Alvarez & Marsal Cayman Islands Limited as voluntary liquidators of the Company. The voluntary liquidators’ role will include determining the next steps for liquidating and/or distributing the Company’s remaining assets following the redemption of the Public Shares. The proposed voluntary liquidators are wholly independent of the Company’s existing management, its board of directors and its Sponsor.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2025

RMG ACQUISITION CORP. III

By:	/s/ Robert S. Mancini
Name:	Robert S. Mancini
Title:	Chief Executive Officer and Chairman

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